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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-86731 and No. 333-81081) and on Form S-8 (No. 333-86735 and No. 333-81089) of MessageMedia, Inc. of our report dated June 15, 1999, except for note 12 as to which the date is August 9, 1999 relating to the financial statements of Revnet Systems, Inc., which appears in the Current Report on Form 8-K/A of MessageMedia, Inc. dated September 22, 1999.

PricewaterhouseCoopers LLP

Birmingham, Alabama
September 22, 1999